POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Kaprel Ozsolak, Robert I. Frenkel, Thomas C. Mandia and George P. Hoyt with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee of Legg Mason Partners Variable Equity Trust (the “Trust”) registration statements on Form N-14 (including amendments thereto), with respect to Legg Mason Partners Variable Appreciation Portfolio, a series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/S/ R. JAY GERKEN R. Jay Gerken	Trustee and Chairman of the Board	July 2, 2007

/S/ PAUL R. ADES Paul R. Ades	Trustee	July 2, 2007

/S/ ANDREW L. BREECH Andrew L. Breech	Trustee	July 2, 2007

/S/ DWIGHT B. CRANE Dwight B. Crane	Trustee	July 2, 2007

/S/ ROBERT M. FRAYN, JR. Robert M. Frayn, Jr.	Trustee	July 2, 2007

/S/ FRANK G. HUBBARD Frank G. Hubbard	Trustee	July 2, 2007

/S/ HOWARD J. JOHNSON Howard J. Johnson	Trustee	July 2, 2007

/S/ DAVID E. MARYATT David E. Maryatt	Trustee	July 2, 2007

/S/ JEROME H. MILLER Jerome H. Miller	Trustee	July 2, 2007

/S/ KEN MILLER Ken Miller	Trustee	July 2, 2007

/S/ JOHN J. MURPHY John J. Murphy	Trustee	July 2, 2007

/S/ THOMAS F. SCHLAFLY Thomas F. Schlafly	Trustee	July 2, 2007

/S/ JERRY A. VISCIONE Jerry A. Viscione	Trustee	July 2, 2007